EXHIBIT 5
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                        ROBINSON, BRADSHAW & HINSON, P.A.
                       101 North Tryon Street, Suite 1900
                         Charlotte, North Carolina 28246


                                                                  March 10, 2003


First National Corporation
520 Gervais Street
Columbia, South Carolina 29201

         Re: Registration Statement on Form S-8 of First National Corporation

Ladies and Gentlemen:

         We have served as counsel to First National Corporation, a South Carolina corporation (the "Company"), in connection with the preparation by the Company of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of 2,000 shares of the Company's common stock, par value $2.50 per share (the "Shares"), to be issued by the Company pursuant to a Restricted Stock Agreement between the Company and Joseph E. Burns (the "Agreement").

         We have examined the Agreement, the Articles of Incorporation of the Company, the Bylaws of the Company, and such other corporate documents and records and certificates of representatives of the Company and public officials as we have deemed necessary or appropriate for the purposes of this opinion.

         We have assumed the authority and genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed or photostatic copies.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares are duly authorized and, when issued by the Company pursuant to the terms and conditions of the Agreement, and upon payment of the consideration payable therefore pursuant to the Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          ROBINSON, BRADSHAW & HINSON, P.A.

                                          /s/ Robinson, Bradshaw & Hinson, P.A.